Exhibit 99.1
O2Diesel Corporation Announces the Appointment of David H. Shipman as Chief Financial Officer
NEWARK, DE, October 06, 2005 — O2Diesel Corporation (AMEX: OTD) is pleased to announce that David H. Shipman has agreed to join the company as Chief Financial Officer on a full-time basis effective October 1, 2005.
Dave Shipman, a CPA, has a M.B.A., Finance from the Wharton School, a B.A., English from Trinity College, and a M.S., Communications and Psychology from Boston University. He comes to O2Diesel from his position as Vice President/Chief Operating Officer at Kurz-Hastings, Inc. Kurz-Hastings was a member of the Kurz Group, a leading global manufacturer of decorative and functional finishes for a variety of consumer markets. Prior to his position as Chief Operating Officer, he served as the company’s Chief Financial Officer and Controller for 18 years. Before his service with Kurz, he spent four years as a management consultant at Deloitte Haskins & Sells and three years as an officer in the United States Air Force.
In addition to his financial background, he brings over 25 years experience in building and growing small businesses into significant larger scale operations. He has served a leading role in developing and implementing quality systems, EPA regulatory compliance programs, productivity enhancements, strategic planning, and new product development. A major strength has been his proven ability to lead organizational development efforts to support changing business challenges.
“This is a key appointment,” said Alan Rae O2Diesel’s Chief Executive Officer, “and I am very pleased to welcome Dave to the team. In addition to his considerable financial skills, Dave has substantial management experience gained with growth companies; I believe this experience will be of substantial benefit as the company grows. Dave’s appointment together with the appointment of Rick Roger as President and Chief Operating Officer in July ensures that we now have a strong management able to drive the company toward achieving its strategic objectives.”
More about O2Diesel: The company and Its Fuel Technology.
O2Diesel Corporation (AMEX: OTD) is a pioneer in the commercial development of a cleaner-burning diesel fuel that provides excellent performance and environmental benefits for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend treated with the company’s proprietary natural oil-derived stabilizing additive that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ — the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.
Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products and failure to capitalize upon access to new markets. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.
Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000
Or
Alliance Advisors, LLC
Alan Sheinwald
+1 (914) 244-0062